Exhibit 99.1

NYSE: TRV

Travelers Announces Preliminary Results for Second Quarter 2020

Provides estimate of PG&E subrogation recoveries expected to be recognized in third quarter 2020

New York, July 14, 2020 — The Travelers Companies, Inc. (NYSE: TRV) today announced preliminary results for the second quarter of 2020 and provided an estimate of PG&E subrogation recoveries expected to be recognized in the third quarter of 2020.

For the second quarter of 2020, the company expects to report a net loss per diluted share of $0.16 and a core loss per diluted share of $0.20, resulting from a high level of catastrophe losses and, as expected, losses in the company’s non-fixed income investment portfolio.

The company’s estimate for catastrophe losses is $854 million pre-tax ($673 million after-tax), net of reinsurance. Catastrophe losses primarily resulted from severe storms in several regions of the United States, as well as events related to civil unrest.

The company expects to report net investment income of $268 million pre-tax ($251 million after-tax), which includes investment income from the fixed income portfolio of $511 million pre-tax ($438 million after-tax) and losses in the non-fixed income portfolio of $234 million pre-tax ($180 million after-tax). As the company discussed in its first quarter 2020 earnings disclosure, its non-fixed income returns are generally reported on a one-quarter lagged basis and directionally follow the broader equity markets. Based on its composition, the company’s non-fixed income investment portfolio declined less than the broader equity markets during the first quarter.

In terms of the company’s underlying underwriting results, COVID-19 and related economic conditions had a modest net impact in the quarter, reflecting the company’s disciplined underwriting in terms of products and classes of business written, as well as careful management of terms and conditions. Insurance losses directly attributed to the pandemic of $114 million pre-tax and a $63 million pre-tax reduction in the estimate of ultimate audit premiums receivable were approximately offset by initial estimates of favorable frequency from the shelter-in-place environment, primarily in short-tail lines (net of premium refunds), and other items.

Separately, regarding third quarter 2020 results, the company provided an estimate of its subrogation recoveries related to claims against PG&E Corporation and Pacific Gas and Electric Company (together “PG&E”) resulting from the 2017 and 2018 wildfires in California. In connection with PG&E’s emergence from bankruptcy, which occurred on July 1, 2020, the company will recognize favorable prior year reserve development related to these claims of approximately $400 million, pre-tax and net of expenses and reinsurance, in its third quarter 2020 results.

Second Quarter 2020 Conference Call

As previously announced, Travelers will review its second quarter 2020 results at 9 a.m. ET on Thursday, July 23, following the release of results earlier that morning. Investors can access the call via webcast at investor.travelers.com or by dialing 844.895.1976 within the United States and 647.689.5389 outside the United States. A slide presentation, statistical supplement and live audio broadcast will be available on the investor section of the Travelers website. A replay of the webcast will be available on the same website following the conference call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements include, among other things, the company’s statements about:

•	the company’s expected results of operations for the second quarter ended June 30, 2020, including, among other things, net and core loss per diluted share, net investment income and catastrophe losses;
•	the impact of COVID-19 and related economic conditions on the company’s expected results of operations for the second quarter ended June 30, 2020, including the impact on insurance losses directly attributable to the pandemic, the estimate of ultimate audit premiums receivable and favorable frequency, primarily in short-tail lines; and
•	the amount of the company’s expected recognition in the third quarter ending September 30, 2020 of favorable prior year reserve development related to subrogation claims against PG&E.

The forward-looking statements in this press release provide preliminary information based on the company’s current estimates and expectations, and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. The company cautions investors that if the estimates, expectations or assumptions underlying the forward-looking statements in this press release prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these forward-looking statements. Other factors that could cause actual results to differ materially from the forward looking statements in this press release are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on April 21, 2020, and in the company’s most recent annual report on Form 10-K filed with the SEC on February 13, 2020, in each case as updated by periodic filings with the SEC. The company’s forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to update forward-looking statements.

About Travelers

The Travelers Companies, Inc. (NYSE: TRV) is a leading provider of property casualty insurance for auto, home and business. A component of the Dow Jones Industrial Average, Travelers has approximately 30,000 employees and generated revenues of approximately $32 billion in 2019. For more information, visit www.travelers.com.

Reconciliation of GAAP Measure to Non-GAAP Measure

The following measure is used by the company’s management as one measure to evaluate financial performance against historical results, to establish performance targets on a consolidated basis and for other reasons as discussed below. This measure is considered a non-GAAP financial measure under applicable SEC rules because it excludes an item not ordinarily excluded in the most comparable GAAP financial measure. A reconciliation to the most comparable GAAP measure also follows.

In the opinion of the company’s management, a discussion of this measure provides investors, financial analysts, rating agencies and other financial statement users with a better understanding of the significant factors that comprise the company’s periodic results of operations and how management evaluates the company’s financial performance.

This measure excludes net realized investment gains (losses), net of tax, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.

Other companies may calculate this measure differently, and, therefore, their measure may not be comparable to the measure used by the company’s management.

Core income (loss) is consolidated net income (loss) excluding the after-tax impact of net realized investment gains (losses), discontinued operations, the effect of a change in tax laws and tax rates at enactment, and cumulative effect of changes in accounting principles when applicable. Financial statement users also consider core income (loss) when analyzing the results and trends of insurance companies. Core income (loss) per share is core income (loss) on a per common share basis.

Reconciliation of Net Income (Loss) per Share to Core Income (Loss) per Share on a Basic and Diluted Basis

Three Months Ended June 30, 2020
Basic and Diluted income (loss) per share
Net income	$(0.16)
Adjustments:
Net realized investment (gains) losses, after-tax	(0.04)
Core income	$(0.20)

The allocation of undistributed loss to participating share-based awards and the weighted average effects of stock options and performance shares were excluded from the calculation of the net income (loss) per share on a diluted basis since the impact of these potential shares of common stock and their effects on income were anti-dilutive for the three months ended June 30, 2020. Accordingly, net income (loss) per share is the same on a basic and diluted share basis.

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Contacts

Investors:

Abbe Goldstein, 917.778.6825

Media:

Patrick Linehan, 917.778.6267

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